Exhibit 10.2

PARENT GUARANTY

This PARENT GUARANTY (this “Agreement”), dated as of November 8, 2013, is made by and among PROASSURANCE CORPORATION, a Delaware corporation (the “Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, including without limitation any of its foreign or domestic branches (the “Lender”).

RECITALS

WHEREAS, PRA Corporate Capital Limited, a private limited company organized under the laws of England and Wales and an indirect wholly-owned subsidiary of the Guarantor (the “Applicant”), has entered into a Standby Letter of Credit Agreement dated the date hereof with the Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Letter of Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Letter of Credit Agreement), pursuant to which the Applicant has requested the Lender (acting through its London branch) to issue in favor of The Society and Council of Lloyd’s an irrevocable standby letter of credit in the stated amount of £41,860,800 (the “Letter of Credit”).

WHEREAS, the Guarantor will derive substantial direct and indirect benefits from the issuance of the Letter of Credit pursuant to the Letter of Credit Agreement.

WHEREAS, it is a condition precedent to the issuance of the Letter of Credit by the Lender pursuant to the Letter of Credit Agreement that the Guarantor shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to issue the Letter of Credit and enter into any Treasury Management Agreements from time to time, the Guarantor hereby agrees as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

“Credit Documents” means the Letter of Credit Agreement, this Agreement, the Security Agreement, and all other agreements, documents and instruments executed and delivered by any Credit Party in connection herewith or therewith, in each case as amended, restated, supplemented or otherwise modified from time to time; provided that as used only in this Agreement (but not for purposes of the Letter of Credit Agreement or any other Credit Document), the term “Credit Documents” shall include Treasury Management Agreements.

“Credit Party” means each of the Applicant, the Guarantor, and any subsidiary or Affiliate of the Guarantor that is a party to a Treasury Management Agreement (it being understood that each of Dale Partners Limited and Dale Syndicate Services Limited shall be deemed a Credit Party for all purposes of this Agreement and the other Credit Documents).

“Guarantor” has the meaning set forth in the Preamble hereof.

“Indemnitee” has the meaning specified in Section 6.04.

“Lender” has the meaning set forth in the Preamble hereof. In addition, for all purposes of this Agreement and the other Credit Documents with respect to Treasury Management Agreements, the term “Lender” shall also include any Affiliate of Wells Fargo Bank, National Association in its capacity as a party to such Treasury Management Agreement.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents, attorneys and representatives of it and its Affiliates.

“Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, between the Guarantor and the Lender, as amended, restated, supplemented or otherwise modified from time to time.

“Senior Credit Agreement” has the meaning given to such term in the Letter of Credit Agreement; provided that solely for purposes of Sections 5.01 and 5.02 (but not for purposes of the Letter of Credit Agreement or any other Credit Document), “Senior Credit Agreement” means the Credit Agreement, dated as of April 15, 2011, among the Guarantor, as borrower, the lenders named therein, and U.S. Bank National Association, as administrative agent, as amended by Amendment No. 1 thereto dated as of September 28, 2012, as such agreement is in effect as of the date hereof, without giving effect to (a) any amendment, restatement, supplement or other modification thereto or waiver or consent thereunder unless the Lender has agreed (in its capacity as a lender thereunder) in writing to such amendment, restatement, supplement or modification thereto or waiver or consent thereunder, in which case such amendment, restatement, supplement, modification, waiver or consent shall automatically become effective hereunder, or (in the event the Lender is no longer a lender thereunder) the Lender has separately agreed in writing to give effect hereunder to such amendment, restatement, supplement, modification, waiver or consent, or (b) any termination thereof.

“Subordinated Obligations” has the meaning specified in Section 4.01(b).

“Termination Date” has the meaning specified in Section 6.06.

“Treasury Management Agreement” means any agreement to provide cash management or other treasury services, including treasury, depository, overdraft, controlled disbursement, foreign exchange, credit, debit or procurement card, electronic funds transfer, ACH transfer and other cash management services, which agreement is entered into between the Lender and any Credit Party.

ARTICLE II

AGREEMENT TO GUARANTEE OBLIGATIONS

Section 2.01 Guaranty. The Guarantor, hereby absolutely, unconditionally and irrevocably (a) guarantees, as primary obligor and not merely as surety, the due and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of (i) all Obligations of the Applicant under the Letter of Credit Agreement, including all reimbursement obligations with respect to any drawing on the Letter of Credit and all interest, commissions, fees, charges, expenses, indemnities and other amounts payable by the Applicant under the Letter of Credit Agreement (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Applicant seeking relief under any Bankruptcy Law, whether or not the claim for such interest is allowed in such proceeding), and (ii) all obligations and liabilities of each Credit Party under or in respect of each Treasury Management Agreement, in each case under clauses (i) and (ii) whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (all obligations and liabilities described in this clause (a), collectively, the “Guaranteed Obligations”), and (b) agrees to pay the reasonable out-of-pocket fees and expenses of counsel to, and reimburse upon demand all reasonable out-of-pocket costs and expenses incurred or paid by, the Lender in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and any amendments, modifications or waivers of the provisions hereof or thereof and in connection with any suit, action or proceeding to enforce or protect any of its rights hereunder or under any other Credit Document. The Guarantor further agrees that all or part of the Guaranteed Obligations may be increased, extended, substituted, amended, renewed or otherwise modified without notice to or consent from the Guarantor and such actions shall not affect the liability of the Guarantor hereunder. Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Credit Party to the Lender but for the fact that they are unenforceable or not allowable due to the existence of a proceeding with respect to any Bankruptcy Law involving such Credit Party.

Section 2.02 Limitation of Liability. Notwithstanding anything contained herein to the contrary, the obligations of the Guarantor hereunder at any time shall be limited to the maximum amount as will result in the obligations of the Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any Bankruptcy Law to the extent applicable to this Agreement and the obligations of the Guarantor hereunder.

Section 2.03 Reinstatement. The Guarantor agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time all or part of any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Lender or any other Person upon the insolvency, bankruptcy or reorganization of any Credit Party or otherwise.

ARTICLE III

GUARANTY ABSOLUTE AND UNCONDITIONAL; WAIVERS

Section 3.01 Guaranty Absolute and Unconditional; No Waiver of Obligations. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Documents, regardless of any law, regulation or order of any Governmental Authority now or hereafter in effect. The obligations of the Guarantor hereunder are independent of the Guaranteed Obligations. A separate action may be brought against the

Guarantor to enforce this Agreement, whether or not any action is brought against any Credit Party or whether or not any Credit Party is joined in any such action. The liability of the Guarantor hereunder is irrevocable, continuing, absolute and unconditional and the obligations of the Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise effected by, and the Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) by reason of:

(a) any illegality or lack of validity or enforceability of any Guaranteed Obligation, the Letter of Credit Agreement, any other Credit Document or any related agreement or instrument;

(b) any change in the time, place or manner of payment of, or in any other term of, the Guaranteed Obligations or any other obligation of the Applicant or any other Credit Party under any Credit Document, or any rescission, waiver, amendment or other modification of the Letter of Credit Agreement or any other Credit Document, including any increase in the Guaranteed Obligations resulting from any extension of additional credit or otherwise;

(c) any taking, release, impairment, amendment, waiver or other modification of any guaranty or security for the Guaranteed Obligations;

(d) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(e) any change, restructuring or termination of the corporate structure, ownership or existence of any Credit Party or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Credit Party or its assets or any resulting release or discharge of any Guaranteed Obligation;

(f) any exercise of any right or remedy available under the Credit Documents, at law, in equity or otherwise in respect of any collateral for the Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including foreclosure on any such collateral by any manner of sale thereby permitted;

(g) any failure of the Lender to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Applicant or any other Credit Party now or hereafter known to the Lender; the Guarantor waiving any duty of the Lender to disclose such information;

(h) the failure of the Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of the Letter of Credit Agreement, any other Credit Document or otherwise;

(i) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, any Credit Party against the Lender; or

(j) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Letter of Credit or any other Credit Document or any existence of or reliance on any representation by the Lender that might vary the risk of the Guarantor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Applicant, any other Credit Party or any other guarantor or surety.

Section 3.02 Waivers and Acknowledgements.

(a) The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Agreement and acknowledges that this Agreement is continuing in nature and applies to all presently existing and future Guaranteed Obligations.

(b) The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Agreement.

(c) The Guarantor hereby unconditionally and irrevocably waives any defense based on any right of set-off or recoupment or counterclaim against or in respect of the obligations of the Guarantor hereunder.

(d) The Guarantor acknowledges that the Lender may, at its election and without notice to or demand upon the Guarantor, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Credit Party or any other guarantor or exercise any other right or remedy available to it against any Credit Party or any other guarantor or in respect of any collateral, without affecting or impairing in any way the liability of the Guarantor hereunder. The Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution or indemnification or other right or remedy of the Guarantor against any other Credit Party or any collateral.

ARTICLE IV

GUARANTOR RIGHTS OF SUBROGATION, ETC.

Section 4.01 Agreement to Pay; Subrogation, Subordination, Etc.

(a) Without limiting any other right that the Lender has at law or in equity against the Guarantor, if the Applicant or any other Credit Party fails to pay any Guaranteed Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor agrees to promptly pay the amount of such unpaid Guaranteed Obligations to the Lender in cash in U.S. Dollars. Upon payment by the Guarantor of any sums to the Lender as provided herein, all of the Guarantor’s rights of subrogation, exoneration, contribution, reimbursement, indemnity or otherwise arising therefrom against the Applicant or any other Credit Party or any collateral shall, until the Termination Date (as hereinafter defined), be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all Guaranteed Obligations. In addition, any indebtedness of the Applicant or any other Credit Party now or hereafter held by the Guarantor shall, until the Termination Date, be subordinated in right of payment to the prior indefeasible payment in full in cash of the Guaranteed Obligations. If after the occurrence and during the continuance of an Event of Default, any payment shall be paid to the Guarantor in violation of the immediately preceding sentence on account of (i) such subrogation, exoneration, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Applicant or any other Credit Party, such amount shall be held in trust for the benefit of the Lender, segregated from other funds of the Guarantor, and promptly paid or delivered to the Lender in the same form as so received (with any necessary endorsement or assignment) to be credited against the payment of the Guaranteed Obligations, whether due or to become due, in accordance with the terms of the Credit Documents.

(b) The Guarantor hereby subordinates any and all obligations owed to the Guarantor by the Applicant or any other Credit Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent provided below:

(i) Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding against the Applicant or any other Credit Party under any Bankruptcy Law), the Guarantor may receive regularly scheduled payments of principal and interest on the Subordinated Obligations from the Credit Parties. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against the Applicant or any other Credit Party under any Bankruptcy Law), the Guarantor shall not accept, demand or take any action to collect any payment on the Subordinated Obligations without the prior written consent of the Lender.

(ii) The Guarantor agrees that the Lender shall be entitled to receive full payment in cash of all Guaranteed Obligations (including post-petition interest) in any proceeding under any Bankruptcy Law against the Applicant or any other Credit Party before the Guarantor receives any payment on account of any Subordinated Obligations.

(iii) After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against the Applicant or any other Credit Party under any Bankruptcy Law), upon the request of the Lender, the Guarantor shall collect, enforce and receive payments on the Subordinated Obligations as trustee for the Lender and deliver such payments to the Lender on account of the Guaranteed Obligations (including post-petition interest), together with any necessary endorsements or other instruments of transfer, without reducing or affecting the liability of the Guarantor under this Agreement in any respect.

(iv) After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding against the Applicant or any other Credit Party under any Bankruptcy Law), the Lender is authorized and empowered (but not obligated), in its discretion, (x) in the name of the Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amount so received to the Guaranteed Obligations (including post-petition interest), and (y) to require the Guarantor (A) to collect and enforce and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Lender for application to the Guaranteed Obligations (including post-petition interest).

ARTICLE V

REPRESENTATIONS AND WARRANTIES; COVENANTS

Section 5.01 Representations and Warranties. The representations and warranties contained in Article V of the Senior Credit Agreement (other than Section 5.8) are hereby incorporated by reference in their entirety as in effect on the date hereof, with the defined terms used therein having the meanings given to such terms in the Senior Credit Agreement and being incorporated herein by reference as in effect on the date hereof, in each case mutatis mutandis, and the Guarantor hereby represents and warrants that such representations and warranties are true and correct as of the date hereof.

Section 5.02 Covenants. The covenants contained in Article VI of the Senior Credit Agreement are hereby incorporated by reference in their entirety as in effect on the date hereof, with the defined terms used therein having the meanings given to such terms in the Senior Credit Agreement and being incorporated herein by reference as in effect on the date hereof, in each case mutatis mutandis, and the Guarantor hereby agrees to observe, perform and comply with such covenants incorporated herein for the benefit of the Lender as if such covenants were set forth directly in this Agreement (including by furnishing to the Lender, as and when required to be furnished to the administrative agent and the lenders under the Senior Credit Agreement, the financial statements, notices and other information described in Sections 6.1 and 6.3 of the Senior Credit Agreement; provided that for so long as the Lender is a lender under the Senior Credit Agreement, such requirement shall be deemed satisfied by compliance with the applicable provisions of Sections 6.1 and 6.3 of the Senior Credit Agreement). If at any time any covenants contained in Article VI of the Senior Credit Agreement shall be more restrictive to the Guarantor than those contained in this Agreement (as incorporated herein by reference), then such covenants shall automatically be incorporated herein by reference in their entirety, with the defined terms used in the Senior Credit Agreement having the meanings given to such terms therein.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Taxes. Any and all payments by the Guarantor under or in respect of this Agreement shall be made free and clear of, and without any deduction for or on account of any present or future Taxes. Should any payments by the Guarantor under this Agreement be subject to any deductions or withholdings whatsoever, the Guarantor shall pay additional amounts equal to all amounts deducted or withheld with the effect that the Lender receives and retains all amounts it would have received and retained if no deductions or withholdings were made.

Section 6.02 Right of Set-off. If an Event of Default shall have occurred and be continuing, each of the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and without prior notice to the Guarantor or the Applicant, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Agreement or any other Credit Document to the Lender or its Affiliates whether direct or indirect, absolute or contingent, matured or unmatured, and irrespective of whether or not the Lender or such Affiliate shall have made any demand under this Agreement or any other Credit

Document and although such obligations of the Guarantor are owed to a branch, office or Affiliate of the Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Lender and each of its Affiliates under this Section are in addition to other rights and remedies including other rights of set-off) that the Lender or such Affiliate may have. The Lender agrees to notify the Guarantor promptly after any such set off and appropriation and application; provided that the failure to give such notice shall not affect the validity of such set off and appropriation and application.

Section 6.03 Amendments. No term or provision of this Agreement may be waived, amended, supplemented or otherwise modified except in a writing signed by the Guarantor and the Lender.

Section 6.04 Indemnification.

(a) The Guarantor hereby agrees to indemnify and hold harmless the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the reasonable fees and expenses of counsel), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Guarantor) arising out of, in connection with or resulting from this Agreement or the other Credit Documents (including, without limitation, enforcement of this Agreement or the other Credit Documents), the issuance of the Letter of Credit or the use of the proceeds thereof, or any failure of any Guaranteed Obligations to be the legal, valid, and binding obligations of the Credit Parties purporting to be bound thereby, enforceable against such Credit Parties in accordance with their terms, whether brought by a third party or by the Guarantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (ii) result from a claim brought by the Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; and provided further that with respect to fees and expenses in respect of counsel for the Indemnitees in connection with any of the foregoing, the Guarantor shall only be required to pay for the reasonable fees and expenses of one outside counsel (and up to one local counsel in each applicable local jurisdiction and any applicable regulatory counsel) for the Indemnitees, unless any Indemnitee (or its counsel) determines that it would create actual or potential conflicts of interest to not have individual counsel, in which case such Indemnitee may have its own counsel which may be reimbursed in connection with the foregoing.

(b) To the fullest extent permitted by applicable law, the Guarantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Letter of Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, the issuance of the Letter of Credit or the use of the proceeds thereof.

(c) All amounts due under this Section shall be payable promptly after demand therefor.

(d) Without prejudice to the survival of any other agreement of the Guarantor under this Agreement or any other Credit Document, the agreements and obligations of the Guarantor contained in Section 2.01 (with respect to enforcement expenses), Section 2.03, Section 6.01 and this Section shall survive termination of this Agreement and the other Credit Documents and payment in full of the Guaranteed Obligations and all other amounts payable under this Agreement and the other Credit Documents.

Section 6.05 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (or by e-mail as provided in paragraph (b) below), all notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by facsimile as follows:

(i) If to the Guarantor, to it at 100 Brookwood Place, Birmingham, Alabama 35209, Attention: Larry Cochran (Facsimile No. (205) 868-4068; Telephone No. (205) 877-4425).

(ii) If to the Lender at Wells Fargo Bank, National Association, 420 North 20th Street, Birmingham, Alabama 35203, Attention: Hans-W Sitarz, Jr. (Facsimile No. (205) 254-6600; Telephone No. (205) 254-6635).

Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day).

(b) Electronic Communications. Notices and other communications to the Lender hereunder may be sent by electronic communication (including e-mail and Internet or intranet websites) in accordance with procedures approved by the Lender.

Unless the Lender specifies otherwise, (i) notices and other communications sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (i) and (ii) above, if such notice, email or other communication is not sent during the recipient’s normal business hours, such notice, email or communication shall be deemed to have been sent at the recipient’s opening of business on the next business day.

(c) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 6.06 Continuing Guaranty; Assignments Under the Letter of Credit Agreement. This Agreement is a continuing guaranty and shall (i) remain in full force and effect until the latest of (x) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Agreement and the other Credit Documents (other than contingent indemnification obligations not then due and payable), (y) the date of cancellation or expiration of the Letter of Credit and (z) the date of expiration or termination of all Treasury Management Agreements (the “Termination Date”), (ii) be binding on the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lender and its successors and assigns. The Lender may assign or otherwise transfer all or any portion of its rights and obligations to the extent permitted under the Letter of Credit Agreement and the other Credit Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise. The Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

Section 6.07 No Waiver. The rights and remedies of the Lender expressly set forth in this Agreement and the other Credit Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any default or Event of Default. No course of dealing between the Guarantor and the Lender or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Credit Document or to constitute a waiver of any default or Event of Default. No notice to or demand upon the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

Section 6.08 Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received a counterpart hereof that bears the signature of the Guarantor. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.09 Governing Law; Jurisdiction; Etc.

(a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

(b) Submission to Jurisdiction. The Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender or any Related Party thereof in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in any such New York State court or, to the extent permitted by applicable law, in such federal court in New York City. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein or in any other Credit Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Guarantor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to the service of process in the manner provided for notices in Section 6.05 and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 6.10 Waiver of Jury Trial. EACH OF THE GUARANTOR AND THE LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.11 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

Section 6.12 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to the Lender hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in the Judgment Currency, the Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Lender from the Guarantor in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Lender in such currency, the Lender agrees to return the amount of any excess to the Guarantor (or to any other Person who may be entitled thereto under applicable law).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Guarantor:
PROASSURANCE CORPORATION

By:	/s/ Edward L. Rand, Jr.
	Name:	Edward L. Rand, Jr.
	Title:	Chief Financial Officer

Lender:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By
	Name:	Hans Sitarz, Jr.
	Title:	Senior Vice President

[Parent Guaranty]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Guarantor:
PROASSURANCE CORPORATION

By:
	Name:	Edward L. Rand, Jr.
	Title:	Chief Financial Officer

Lender:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Hans Sitarz, Jr.
	Name:	Hans Sitarz, Jr.
	Title:	Senior Vice President

[Parent Guaranty]